Exhibit 10.89

LIQUIDITY SUPPORT AGREEMENT

This LIQUIDITY SUPPORT AGREEMENT, dated as of February 28, 2012 (this “Agreement”), is entered into by and among SUNPOWER CORPORATION, a Delaware corporation (“SunPower”), TOTAL S.A., a société anonyme organized under the laws of the Republic of France (“Total”), and the U.S. DEPARTMENT OF ENERGY, acting by and through the Secretary of Energy (“DOE” and, together with SunPower and Total, the “Parties”).

RECITALS

WHEREAS, Total Gas & Power USA, SAS, a société par actions simplifiée organized under the laws of the Republic of France and an indirect wholly owned subsidiary of Total, owns approximately 66.3% of the equity interests of SunPower;

WHEREAS, SunPower Corporation, Systems, a Delaware corporation and an indirect wholly owned subsidiary of SunPower (the “Contractor”), and High Plains Ranch II, LLC, a Delaware limited liability company (“HPR II” or “Borrower”), have entered into that certain Engineering, Procurement and Construction Agreement, dated as of September 30, 2011 (the “EPC Contract”), pursuant to which the Contractor has agreed to design, engineer, procure certain materials and equipment for, install, construct, test and commission a 250 MW AC design capacity photovoltaic power plant in San Luis Obispo County, California (the “PV Power Plant”);

WHEREAS, SunPower has executed and delivered a Guaranty, dated as of September 30, 2011 (the “SunPower Guaranty”), in favor of HPR II, pursuant to which SunPower guarantees the payment and performance by the Contractor of its obligations and liabilities under the EPC Contract;

WHEREAS, in order to finance certain costs relating to the development and construction of the PV Power Plant and certain related expenses, HPR II and DOE entered into that certain Loan Guarantee Agreement, dated as of September 30, 2011 (as amended, restated, modified or otherwise supplemented from time to time, the “Loan Guarantee Agreement”), pursuant to which DOE will guarantee Advances (as defined under the Loan Guarantee Agreement) made to HPR II by the Federal Financing Bank, a body corporate and instrumentality of the United States of America (“FFB”) (pursuant to that certain Note Purchase Agreement dated as of September 30, 2011, by and among HPR II, DOE and FFB), subject to the terms and conditions set forth in the Loan Guarantee Agreement;

WHEREAS, the obligation of DOE to guarantee any Advance under the Loan Guarantee Agreement is subject to, among other things, the condition that since the date of the Loan Guarantee Agreement (or, if later, since the date of the last Advance), no event has occurred or could reasonably be expected to occur that has had or could reasonably be expected to have a Material Adverse Effect (as defined in the Loan Guarantee Agreement);

WHEREAS, in SunPower’s Form 10-Q for the quarterly period ended October 2, 2011 (the “SunPower 10-Q”), filed with the U.S. Securities and Exchange Commission (“SEC”) on November 10, 2011, SunPower disclosed that, as of January 2, 2012, and potentially for one or more subsequent quarters, SunPower might fail to meet a financial covenant under that certain Revolving Credit Agreement, dated September 27, 2011, by and among SunPower, Credit Agricole Corporate and Investment Bank, and the financial institutions party thereto, as amended by the First Amendment to Revolving Credit Agreement, dated as of December 21, 2011 (as so amended, and as may be further amended, modified or supplemented from time to time, the “Credit Agricole Facility”);

WHEREAS, the obligation of DOE to guarantee any Advance under the Loan Guarantee Agreement is also subject to, among other things, the condition that each of the representations and warranties made by any Major Project Participant in any Transaction Document (in each case, as defined in the Loan Guarantee Agreement) is true and correct in all material respects as of the date of the relevant Master Advance Notice (as defined in the Loan Guarantee Agreement);

WHEREAS, SunPower and the Contractor are Major Project Participants;

WHEREAS, based upon its review of the SunPower 10-Q, DOE requested further information from SunPower regarding its liquidity position in order to determine whether SunPower’s liquidity position constituted a “Material Adverse Effect” under the Loan Guarantee Agreement and whether the Contractor was capable of making the representations set forth in the EPC Contract;

WHEREAS, since the date of the SunPower 10-Q, no event of default has existed at any time under the Credit Agricole Facility due to a failure by SunPower to meet its financial covenants or any other reason;

WHEREAS, in order to mitigate any risk that the Contractor may have insufficient liquidity to perform its obligations under the EPC Contract in the future, at the request of DOE and on and subject to the terms and conditions described below, Total has agreed to provide, or cause to be provided, liquidity support to SunPower in an aggregate amount of up to $600 million;

WHEREAS, Total will derive indirect benefit from providing liquidity support to SunPower, and DOE has agreed that the provision of such liquidity support will (a) eliminate the risk that DOE will fail to approve the first Advance on the basis of the financial condition or liquidity of the Contractor or SunPower and (b) significantly reduce the risk that DOE will fail to approve any subsequent Advances on the basis of the financial condition or liquidity of the Contractor or SunPower; and

WHEREAS, the Parties understand that DOE will be making its decision of guaranteeing an Advance in reliance on, among other things, the liquidity support provided by Total under this Agreement;

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, DOE, SunPower and Total hereby agree as follows:

AGREEMENT

Section 1.              Definitions.  Capitalized terms used in this Agreement shall have the meanings set forth in this Section.  All capitalized terms used but not otherwise defined in this Agreement shall have the meanings assigned to them in the Loan Guarantee Agreement.

(a)           “Acceptable Affiliate” means, with respect to any Person, any Affiliate of such Person that is not a Prohibited Person, and (with respect to Affiliates of Total) as to which Total has certified to DOE that such Affiliate is not a Prohibited Person.

(b)           “Affiliate” means with respect to any Person, any other Person that directly or indirectly Controls, is under common Control with, or is Controlled by, such Person.

(c)           “Alternative Form” has the meaning set forth in Section 3(a).

(d)           “Applicable Indebtedness” means and includes the aggregate amount of all Indebtedness of SunPower to third-party lenders, other than (i) Indebtedness that is non-recourse to SunPower, (ii) Indebtedness to Total and its Acceptable Affiliates, (iii) Indebtedness as to which Total or any of its Acceptable Affiliates has guaranteed the reimbursement obligations of SunPower, and (iv) letter of credit facilities of SunPower to the extent secured by cash collateral.

(e)           “Authorized Officer” means the Chief Executive Officer, the Chief Financial Officer, the Principal Accounting Officer or the Treasurer of a Person.

(f)            “Available Support Amount” means the difference between the Maximum Support Amount and the Drawn Support Amount.

(g)           “Business Day” means a day, other than (i) a Saturday or Sunday, (ii) any other day on which either FFB or the Federal Reserve Bank of New York is not open for business or (iii) a public holiday, on which banks are generally not open for business in the State of California.

(h)           “Cash Equivalents” means:

(i)          direct obligations of the government of the United States or any agency or instrumentality thereof, or obligations unconditionally and fully guaranteed by the full faith and credit of the government of the United States, in each case maturing not more than one hundred eighty (180) days from the date of creation thereof;

(ii)         securities issued by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one (1) year from the date of acquisition thereof;

(iii)        investments in commercial paper maturing within ninety (90) days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-1 or P-1 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(iv)        investments in certificates of deposit and time deposits maturing within two hundred seventy (270) days from the date of acquisition thereof issued by any bank organized under the laws of the United States, any State thereof, any country that is a member of the Organization for Economic Co-Operation and Development or any political subdivision thereof, that has a combined capital and surplus of not less than five hundred million Dollars ($500,000,000) and having, on the date of purchase, a rating on its commercial paper of at least A-1 or the equivalent thereof by S&P, or at least P-1 or the equivalent thereof by Moody’s;

(v)         fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (ii) above and entered into with a financial institution satisfying the criteria of clause (iv) of this definition; and

(vi)        investments in “money market funds” within the meaning of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (i) and (ii) of this definition.

(i)            “Control” (including with correlative meanings, the terms “Controlling,” “Controlled by” and “under common Control with”) means the power, directly or indirectly, to direct or cause the direction of the management or business or policies of a Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract, or otherwise (other than through super-majority rights or negative control rights of members).

(j)            “Debarment Regulations” means all of the following:

(i)          the Government-wide Debarment and Suspension (Non-procurement) regulations (Common Rule), 53 Fed. Reg. 19204 (May 26, 1988);

(ii)         Subpart 9.4 (Debarment, Suspension, and Ineligibility) of the Federal Acquisition Regulations, 48 C.F.R. 9.400 - 9.409; and

(iii)        the revised Government-wide Debarment and Suspension Nonprocurement) regulations (Common Rule), 60 Fed. Reg. 33037 (June 26, 1995).

(k)           “Dollar” and “$” mean lawful money of the United States of America.

(l)            “Drawn Support Amount” means, as of any time, the difference, in Dollars, of (i) the aggregate amount of Liquidity Injections provided by Total and its

Acceptable Affiliates to SunPower pursuant to this Agreement minus (ii) the aggregate amount of all the Returned Liquidity Injections that have since been repaid, refunded, reimbursed or otherwise returned by SunPower to Total or its Acceptable Affiliates.

(m)          “Final Completion Date” means the “Final Completion Date,” as defined in the EPC Contract, provided, that the Final Completion Date hereunder shall not occur until DOE shall have consented to HPR II’s issuance of a Final Completion Certificate (as defined in the EPC Contract) pursuant to Section 7.15(b) of the Loan Guarantee Agreement.

(n)           “GAAP” means generally accepted accounting principles, consistently applied, as in effect from time to time.

(o)           “Governmental Authority” means any federal, state, county, municipal, or regional authority or agency, or any other entity of a similar nature, exercising any executive, legislative, judicial, taxing, regulatory, or administrative function of government.

(p)           “Governmental Judgment” means with respect to any Person, any judgment, order, decision, or decree, or any action of a similar nature, of or by a Governmental Authority having jurisdiction over such Person or any of its properties.

(q)           “Indebtedness” means and includes the aggregate amount of, without duplication (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations to pay the deferred purchase price of property or services (other than accounts payable and accrued expenses incurred in the ordinary course of business determined in accordance with GAAP), (iv) all obligations with respect to capital leases, (v) all obligations created or arising under any conditional sale or other title retention agreement with respect to acquired property, (vi) all reimbursement and other payment obligations in respect of letters of credit and similar surety instruments (including construction performance bonds), contingent or otherwise, and (vii) all guaranty obligations with respect to the types of Indebtedness listed in clauses (i) through (vi) above.

(r)            “Investment Company Act” means The United States Investment Company Act of 1940, as amended from time to time.

(s)           “Knowledge” means (i) with respect to SunPower, the actual knowledge of any Authorized Officer of SunPower or any knowledge that should have been obtained by an Authorized Officer of SunPower after due inquiry, and (ii) with respect to Total, the actual knowledge of an Authorized Officer of Total or any knowledge that should have been obtained by such Person after due inquiry.

(t)            “Law” means any federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, directives, injunctions, permits, concessions, grants, franchises, licenses and governmental restrictions, whether now or hereafter in effect.

(u)           “Liquidity Injection” means any combination of debt (secured, mezzanine or otherwise), repayment or purchase of debt owed by SunPower to a third party, equity (including any cash exercise of a warrant), preferred equity, convertible debt, convertible equity, guarantees of new debt or existing debt, or any other transaction that is approved or deemed approved by DOE pursuant to Section 3(a), in each case between SunPower and Total or its Acceptable Affiliates, that increases the amount of unrestricted cash on SunPower’s balance sheet or otherwise satisfies Total’s obligations pursuant to Section 3(c) or 3(d) of this Agreement, so long as such transaction is in compliance with all limitations or restrictions on such types of transactions then applicable to SunPower.

(v)           “Liquidity Injection Certificate” means a certificate, substantially in the form of Exhibit B hereto.

(w)          “Liquidity Support Event” means:

(i)          SunPower’s failure to deliver to DOE, within fifteen (15) Business Days after the end of each fiscal quarter of SunPower, a SunPower Quarterly Certificate from an Authorized Officer of SunPower confirming that, to the best knowledge of such Authorized Officer after due inquiry, SunPower’s Reported Liquidity as of the last Business Day of the applicable fiscal quarter was equal to at least $100 million and SunPower’s Projected Liquidity for the next fiscal quarter, determined as of the date of certification, is equal to at least $100 million; or

(ii)         At any time during any fiscal quarter, SunPower’s failure to satisfy any of its financial covenants under any Applicable Indebtedness (taking into account all cure periods under the Applicable Indebtedness and any forbearance periods during which (A) SunPower and the applicable lender are diligently working to cure such default and (B) the applicable lender has not accelerated any portion of the Applicable Indebtedness or commenced proceedings to foreclose on any collateral securing such Applicable Indebtedness, in each case, as certified by SunPower to DOE, on a weekly basis, after the occurrence of such failure and expiration of any applicable cure period); or

(iii)         Failure by SunPower to provide the certification required in accordance with clause (ii) above.

(x)            “Maximum Support Amount” means $600 million, calculated in Dollars.

(y)           “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

(z)            “OFAC” means the Office of Foreign Assets Control, agency of the U.S. Department of the Treasury under the auspices of the Under Secretary of the Treasury for Terrorism and Financial Intelligence.

(aa)          “Outside Termination Date” means December 31, 2015, as extended by the number of days that the PV Power Plant Substantial Completion Guaranteed Date (as

defined in the EPC Contract) is extended due to a Force Majeure Event (as defined in the EPC Contract) or an Excusable Event (as defined in the EPC Contract) pursuant to the EPC Contract; provided, that such date shall not, in any case, be extended by more than 180 days due to a Force Majeure Event or 365 days due to an Excusable Event, and in any event not beyond December 31, 2016.

(bb)        “Person” means and includes an individual, firm, a partnership, a corporation, company (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(cc)         “Prohibited Person” means any Person that is:

(i)           named, identified, or described on the list of “Specially Designated Nationals and Blocked Persons” (Appendix A to 31 CFR chapter V) as published by OFAC at its official website, http://www.treas.gov/offices/enforcement/ofac/sdn/, or at any replacement website or other replacement official publication of such list;

(ii)         named, identified or described on any other blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other list of individuals or entities with whom U.S. persons may not conduct business, including lists published or maintained by OFAC, lists published or maintained by the U.S. Department of Commerce, and lists published or maintained by the U.S. Department of State;

(iii)        debarred or suspended from contracting with the U.S. government or any agency or instrumentality thereof;

(iv)        debarred, suspended, proposed for debarment with a final determination still pending, declared ineligible or voluntarily excluded (as such terms are defined in any of the Debarment Regulations) from contracting with any U.S. federal government department or any agency or instrumentality thereof or otherwise participating in procurement or nonprocurement transactions with any U.S. federal government department or agency pursuant to any of the Debarment Regulations;

(v)         indicted, convicted or had a Governmental Judgment rendered against it for any of the offenses listed in any of the Debarment Regulations;

(vi)        subject to U.S. or multilateral economic or trade sanctions in which the U.S. participates;

(vii)       owned or controlled by, or acting on behalf of, any governments, corporations, entities or individuals that are subject to U.S. or multilateral economic or trade sanctions in which the U.S. participates; or

(viii)      an Affiliate of a Person listed above.

(dd)         “Projected Liquidity” means, as of any date of determination, the projected amount of (i) SunPower’s unrestricted cash and Cash Equivalents as of the last Business Day of the fiscal quarter in which such determination is made (after taking into account all obligations, including under Applicable Indebtedness, that are expected to come due in such fiscal quarter and any projected sales for such fiscal quarter) plus (ii) unused availability under any committed credit arrangement that will be available to SunPower to be used for general corporate purposes as of the last Business Day of the fiscal quarter in which such determination is made.

(ee)         “Reported Liquidity” means, as of any date of determination, the amount of (i) SunPower’s unrestricted cash and Cash Equivalents shown on SunPower’s balance sheet (after payment of all Applicable Indebtedness that became due in the applicable quarter) plus (ii) unused availability under any committed credit arrangement that was available to SunPower to be used for general corporate purposes.

(ff)           “Returned Liquidity Injections” has the meaning set forth in Section 4.

(gg)         “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

(hh)        “SunPower Quarterly Certificate” means a certificate, substantially in the form of Exhibit A hereto.

(ii)           “S&P” means Standard & Poor’s Rating Services, a division of the McGraw & Hill Companies, Inc.

Section 2.              SunPower Covenants.

(a)           Quarterly Reporting.  Commencing on the date hereof and continuing until the Final Completion Date, within fifteen (15) Business Days after the end of each fiscal quarter of SunPower, starting from the fiscal quarter ending on March 31, 2012, SunPower shall deliver to each of DOE and Total a duly completed SunPower Quarterly Certificate, signed by an Authorized Officer of SunPower, setting forth to the best knowledge of such Authorized Officer after due inquiry (i) SunPower’s Reported Liquidity as of the last Business Day of the immediately preceding fiscal quarter and (ii) SunPower’s Projected Liquidity determined as of the date of such certificate.

(b)           Notice of Breach.  Promptly upon obtaining Knowledge thereof, SunPower shall deliver notice to each of DOE and Total of any failure by SunPower to meet any of its financial covenants under any Applicable Indebtedness (taking into account all cure periods under the Applicable Indebtedness).  Thereafter, if applicable, SunPower shall deliver weekly notices to each of DOE and Total, each substantially in the form of Exhibit C hereto, during any forbearance period during which (i) SunPower and the applicable lender are diligently working to cure such default and (ii) the applicable lender has not accelerated any portion of the Applicable Indebtedness or commenced proceedings to foreclose on any collateral securing such Applicable Indebtedness.

Section 3.              Liquidity Support.

(a)           No Conditions Precedent; Form of Liquidity Injections.  There shall be no conditions precedent to this Agreement or to Total’s obligation to provide Liquidity Injections when required pursuant to clauses (c) and (d) of this Section 3, except those stated in clause (b) hereof, which may be waived in DOE’s sole discretion.  Liquidity Injections will be in the form(s) contemplated by the definition thereof; provided, that if Total wishes to provide a Liquidity Injection in a form other than as set forth in such definition (an “Alternative Form”), Total will provide a commercially reasonable written description of such proposed Alternative Form to DOE during the five (5) Business Day period described in Section 3(c) or (d), as applicable, and DOE will have three (3) Business Days after receipt of such description during which it may notify Total in writing of its rejection (for commercially reasonable reasons) of such proposed Alternative Form.  For the avoidance of doubt, if DOE fails to notify Total of its rejection of the proposed Alternative Form within such three (3) Business Day period, DOE will be deemed to have accepted such Alternative Form and Total may utilize the Alternative Form to fulfill its obligations under this Agreement just as if such Alternative Form was specifically referenced in the definition of Liquidity Injection. If DOE rejects a proposed Alternative Form within three (3) Business Days as set forth above, Total will not use such Alternative Form, and will instead use any form contemplated by the definition of “Liquidity Injection”. If Total notifies DOE of a proposed Alternative Form during the five (5) Business Day period described in Section 3(c) or (d), as applicable, then the date by which Total or an Acceptable Affiliate must provide a Liquidity Injection (whether in a form described in the definition of Liquidity Injection or in an Alternative Form accepted or deemed to have been accepted by DOE) will be extended by the lesser of (a) the time within which DOE notifies Total of such acceptance or rejection and (b) three (3) Business Days.

(b)           Opinions. Each of Total and SunPower shall have provided an opinion from a law firm, reasonably acceptable to DOE, in a form reasonably acceptable to DOE, with respect to due authorization, due delivery, due execution and enforceability of this Agreement.

(c)           Quarterly Liquidity Shortfalls.  Within five (5) Business Days after the occurrence of a Liquidity Support Event described in clause (i) of the definition thereof (subject to extension of such period pursuant to the last sentence of Section 3(a)), Total shall make, or cause to be made through one or more of its Acceptable Affiliates, a Liquidity Injection into SunPower in such form as Total may choose in its sole discretion, and in an amount needed to cause both SunPower’s Reported Liquidity and SunPower’s Projected Liquidity to be equal to the amount of at least $100 million.

(d)           Covenant Defaults.  Within five (5) Business Days after obtaining Knowledge of the occurrence of a Liquidity Support Event described in clause (ii) of the definition thereof (subject to extension of such period pursuant to the last sentence of Section 3(a)), Total shall make, or cause to be made through one or more of its Acceptable Affiliates, a Liquidity Injection into SunPower in such form as Total may choose in its sole discretion, and in such amount as is necessary to enable SunPower to cure such breach and satisfy the applicable financial covenant after giving effect to, and as of the date of, such Liquidity Injection.

(e)           Cap on Liquidity Support.  Notwithstanding anything herein to the contrary, in no event shall Total be required to provide, or cause any of its Acceptable Affiliates to provide, any amount of Liquidity Injections that would cause the Drawn Support Amount to exceed the Maximum Support Amount.

(f)            Evidence of Liquidity Injections.  Promptly upon providing a Liquidity Injection pursuant to Section 3(c) or 3(d) of this Agreement, Total shall provide to DOE a Liquidity Injection Certificate, which shall (i) set forth (A) the identity of the Person providing the Liquidity Injection, and (B) a description of each Liquidity Support Event and the amount and form of the Liquidity Injection intended to cure such Liquidity Support Event, (ii) certify that (A) all Liquidity Support Events have been cured, after giving effect to, and determined as of the date of, such Liquidity Injection, (B) the Drawn Support Amount after giving effect to such Liquidity Injection and the Available Support Amount, (C) any agreements relating to the Liquidity Injection are in compliance with all limitations or restrictions on such types of transactions then applicable to SunPower, and (D) in the event that the Person providing the Liquidity Injection is not Total, (x) such Person is an Acceptable Affiliate and (y) Total has the power and authority to cause such Person to comply with all restrictions imposed on Acceptable Affiliates hereunder, and (iii) attach a statement of an Authorized Officer of SunPower confirming the amount of such Liquidity Injection and that such Liquidity Injection has cured the applicable Liquidity Support Event (subject to the restriction contained in Section 3(e)).  If such Liquidity Injection is in the form of a guaranty of Indebtedness, such Liquidity Injection Certificate shall also attach a copy of the guaranty.

(g)           Preemptive Cure Right.  Total shall have the option, but not the obligation, at any time to provide, or to cause an Acceptable Affiliate to provide, Liquidity Injections into SunPower in order to prevent the occurrence of a Liquidity Support Event, to improve the liquidity of SunPower or for any other reason (for example, by replacing third-party debt with debt provided by Total or its Acceptable Affiliates, curing potential or actual defaults or making equity or quasi-equity investments in SunPower or exercising any warrant to purchase equity of SunPower), and, upon Total’s delivery to DOE of a Liquidity Injection Certificate describing the applicable Liquidity Injection, the amount of such Liquidity Injections will be included in calculations of Reported Liquidity, Projected Liquidity and the Drawn Support Amount, as applicable.

(h)           Effect of Liquidity Support Arrangements.  In consideration of Total entering into this Agreement, DOE acknowledges and agrees that: (i) no Material Adverse Effect under the Loan Guarantee Agreement or breach of the "financial condition" representation made by the Contractor in Section 4.1.10 of the EPC Contract has occurred prior to the date hereof, and (ii) for so long as (A) this Agreement remains in effect and (B) Total is in compliance with its obligations hereunder, DOE will not claim (x) the occurrence of a Material Adverse Effect under the Loan Guarantee Agreement pursuant to clause (ii) or (iii) of the definition of Material Adverse Effect (as in effect on the date hereof in the Loan Guarantee Agreement, or pursuant to corresponding or similar provisions of such definition if such definition is amended after the date of this Agreement) solely on the basis of the financial condition or liquidity of the Contractor and/or SunPower or (y) the breach of the "financial condition" representation made by the Contractor in Section 4.1.10 of the EPC Contract (and the resulting Potential Default under the Loan Guarantee Agreement that may be caused by such breach).  Notwithstanding anything herein to the contrary, nothing in this Agreement shall prevent DOE from asserting the occurrence of a Material Adverse Effect under the Loan Guarantee Agreement or breach of any other representation or warranty, in each case, (a) for any other reason or (b) on the basis of the financial condition or liquidity of the Contractor and/or SunPower, if the conditions of this Section 3(h) are not met.

Section 4.              Total Covenants.  Each of Total and each Acceptable Affiliate shall not exercise, and shall not permit any of its Subsidiaries to exercise, any remedies against SunPower or the Contractor under any agreement pertaining to a Liquidity Injection or any other Indebtedness due to it or an Acceptable Affiliate from SunPower or the Contractor if (a) a Liquidity Support Event has occurred and has not been cured or (b) such exercise of remedies could reasonably be expected to cause a Liquidity Support Event or cause SunPower or the Contractor to become bankrupt, insolvent, unable to pay its debts as they become due or unable to perform its obligations under the EPC Contract; provided, that at any time after the end of any fiscal quarter during which Total or any of its Acceptable Affiliates has provided a Liquidity Injection, Total or its Acceptable Affiliate, as applicable (such returned Liquidity Injections, the “Returned Liquidity Injections”), may call, and SunPower will return to Total or its Acceptable Affiliate, as applicable, part or all of the Liquidity Injection previously provided to the extent that (i) no Liquidity Support Event has occurred and has not been cured and (ii) the return of such amount to Total or its Acceptable Affiliate, as applicable, could not reasonably be expected to cause a Liquidity Support Event or cause SunPower or the Contractor to become bankrupt, insolvent, unable to pay its debts as they become due or unable to perform its obligations under the EPC Contract.

Section 5.              Termination.  This Agreement shall terminate following the earliest to occur of (a) the Final Completion Date, (b) the Outside Termination Date, (c) the date on which all of the Secured Obligations (as defined under the Loan Guarantee Agreement) have been indefeasibly paid in full and all commitments to extend credit under the FFB Documents (as defined under the Loan Guarantee Agreement) have been terminated, and (d) the date on which the EPC Contract has been terminated by the Contractor pursuant to the terms thereof and subject to the Direct Consent Agreement, dated September 30, 2011, between the Contractor and DOE.  For the avoidance of doubt, Total shall have no obligation to provide liquidity support to SunPower pursuant to this Agreement following the expiration or termination of this Agreement and may at any time after such date require return or repayment of previously provided liquidity support.

Section 6.              Specific Performance; Scope of Total Obligations; No Duty to Mitigate.

(a)           Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof, this Agreement shall remain in full force and effect and the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.  If SunPower or DOE institutes any action or proceeding to specifically enforce the provisions hereof against Total, Total hereby waives any claim or defense that such party has an adequate remedy at law, and Total shall not offer in any such action or proceeding the claim of defense that such remedy at law exists.  In addition to the remedy of specific performance, if Total breaches this Agreement and fails to cure a Liquidity Support Event on terms and conditions set forth in this Agreement, DOE will have a claim against Total for contractual breach of this Agreement; provided, that for the avoidance of doubt, any damages would be payable to SunPower. The Parties agree that in those circumstances neither SunPower nor DOE will be obligated to prove damages hereunder and that the full amount of damages shall be equal to the amount of Liquidity Injection required to be provided by Total to SunPower in connection with the applicable Liquidity Support Event.

(b)            Limitation on Liabilities of Total.  Total’s aggregate liability for claims arising out of or relating to this Agreement shall in no event exceed an amount equal to the Maximum Support Amount minus the Drawn Support Amount.  For the avoidance of doubt, nothing in this agreement shall make Total liable for SunPower’s obligations under the SunPower Guaranty, the Contractor’s obligations under the EPC Contract or HPR II’s obligations under the Loan Guarantee Agreement, or for any other obligations.

(c)            No Duty to Mitigate.  SunPower will not be required to mitigate the amount of any Liquidity Injection that Total may be required to provide to SunPower pursuant to Section 3(c) or (d) of this Agreement at any time.  Upon the occurrence of a Liquidity Support Event, SunPower shall have the right to, and shall be required to, obtain the required Liquidity Injection without any further consent of Total or any Acceptable Affiliate.

Section 7.               Obligations Absolute.  Total agrees that its obligations hereunder to provide Liquidity Injections when required pursuant to Section 3 of this Agreement are irrevocable, absolute, independent and unconditional and shall not be affected by any event, condition or circumstance whatsoever including any event, condition or circumstance which constitutes, or might be construed to constitute, a legal or equitable defense or discharge of Total.  In furtherance of the foregoing and without limiting the generality thereof, Total hereby agrees as follows:

(a)            This Agreement is a primary obligation of Total.

(b)            DOE may enforce this Agreement notwithstanding the existence of any dispute between DOE and the Contractor or SunPower with respect to whether the Contractor or SunPower is in default or breach of any obligation.

(c)            The obligations of Total hereunder to provide Liquidity Injections when required pursuant to Section 3 of this Agreement are exclusive and independent of (i) the obligations of SunPower under SunPower’s Guaranty, or (ii) the Contractor’s obligations under the EPC Contract; and a separate action or actions may be brought and prosecuted against Total whether or not any action is brought against the Contractor or SunPower and whether or not either the Contractor or SunPower is joined in any such action or actions.

(d)           Any provision by Total or an Acceptable Affiliate of a portion, but not all, of any Liquidity Injection required to be provided pursuant to Section 3 of this Agreement shall in no way limit, affect, modify or abridge Total’s liability for any remaining portion of such required Liquidity Injection, subject to Section 3(e).

Section 8.              Waivers.  Total hereby waives, for the benefit of DOE:

(a)           any right to require DOE, as a condition to Total or an Acceptable Affiliate providing any Liquidity Injection when required pursuant to Section 3 of this Agreement, to proceed against the Contractor under the EPC Contract or SunPower under the SunPower Guaranty; and

(b)           (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and any legal or equitable discharge of Total’s or such Acceptable Affiliate’s obligations hereunder, and (ii) the benefit of any statute of limitations affecting such Total’s or such Acceptable Affiliate’s liability hereunder or the enforcement hereof.

Section 9.              Waiver of Subrogation. Until the Final Completion Date, Total hereby waives and agrees that, with respect to any guaranty of Applicable Indebtedness issued by Total or an Acceptable Affiliate, neither it nor any Acceptable Affiliate shall assert or seek or be entitled to any right or remedy relating to repayment or reimbursement that Total or such Acceptable Affiliate may have against SunPower in connection with such guaranty, in each case whether such right or remedy arises in equity, under contract, by statute, under common law or otherwise and including any right of subrogation, reimbursement, contribution or indemnification that Total or such Acceptable Affiliate now has or may hereafter have against SunPower, except as otherwise permitted by Section 4.  Total further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, contribution or indemnification Total or such Acceptable Affiliate may have against SunPower shall be junior and subordinate to any rights DOE may have against SunPower.

Section 10.           Representations and Warranties.

(a)           SunPower Representations and Warranties.  On and as of the date of this Agreement, SunPower represents and warrants to Total and to DOE that:

(i)         Due Incorporation, Qualification, etc.  SunPower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to conduct its business as it is presently being conducted.

(ii)        Authority.  The execution, delivery and performance by SunPower of this Agreement and the consummation of the transactions contemplated hereby (A) are within the corporate power and authority of SunPower and (B) have been duly authorized by all necessary corporate actions on the part of SunPower.

(iii)       Enforceability.  This Agreement has been duly executed and delivered by SunPower and constitutes a legal, valid and binding obligation of SunPower, enforceable against SunPower in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(iv)      Approvals.  Other than those already obtained, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or any other person or entity (including, without limitation, the shareholders of SunPower) is required in connection with the execution and delivery by SunPower of this Agreement or the performance and consummation by SunPower of the transactions contemplated hereby.

(v)        Litigation.  Except as set forth in Schedule 10(a)(v), there are no material actions, suits, proceedings or investigations pending against SunPower or its properties, nor has SunPower received notice of any threat thereof, and SunPower is not a party or, to its Knowledge, subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

(vi)       SEC Reports.  As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing), no form, report and document filed by SunPower with the SEC since February 28, 2011, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(vii)      Investment Company Act.  SunPower is not required to register as an “investment company” and it is not “controlled” by a company required to register as an “investment company” under the Investment Company Act.

(viii)     Non-Contravention.  The execution and delivery by SunPower of this Agreement and the performance and consummation of the transactions contemplated hereby do not and will not (A) violate the articles or certificate of incorporation or bylaws of SunPower, (B) violate any judgment, order, writ, decree, statute, rule or regulation applicable to SunPower, (C) violate any provision of, or result in the breach or the acceleration of, or entitle any other person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which SunPower is a party or by which it is bound, or (D) result in the creation or imposition of any lien upon any property or asset of SunPower (other than those in favor of Total that may be granted by SunPower as security for its obligations relating to any Liquidity Injection).

(b)           Total Representations and Warranties.  On and as of the date of this Agreement, Total represents and warrants to SunPower and to DOE that:

(i)         Due Incorporation, Qualification, etc.  Total is duly organized, validly existing and in good standing under the laws of the Republic of France and has requisite power and authority to conduct its business as it is presently being conducted.

(ii)        Authority.  The execution, delivery and performance by Total of this Agreement and the consummation of the transactions contemplated hereby (A) are within the corporate power and authority of Total and (B) have been duly authorized by all necessary corporate actions on the part of Total.

(iii)       Enforceability.  This Agreement has been duly executed and delivered by Total and constitutes a legal, valid and binding obligation of Total, enforceable against Total in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(iv)       Approvals.  Other than those already obtained, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or any other person or entity is required in connection with the execution and delivery by Total of this Agreement and the performance and consummation by Total of the transactions contemplated hereby.

(v)        Litigation.  There are no actions, suits, proceedings or investigations pending against Total, nor has Total received notice of any threat thereof, and Total is not a party or to its knowledge subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality, that question the validity of this Agreement, or the right of Total to enter into this Agreement, or to consummate the transactions contemplated hereby, nor is Total aware that there is any basis for any of the foregoing.

(vi)       SEC Reports.  As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing), no form, report and document filed by Total with the SEC since March 28, 2011, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(vii)      Non-Contravention.  The execution and delivery by Total of this Agreement and the performance and consummation of the transactions contemplated hereby do not and will not (A) violate the articles or certificate of incorporation or bylaws (or equivalent governing documents) of Total, (B) violate any judgment, order, writ, decree, statute, rule or regulation applicable to Total, (C) violate any provision of, or result in the breach or the acceleration of, or entitle any other person to accelerate (whether after the giving of notice or lapse of time or both), any mortgage, indenture, agreement, instrument or contract to which Total is a party or by which it is bound, or (D) result in the creation or imposition of any lien upon any property or asset of Total, except, in the case of each of clauses (B), (C) and (D) above , for such violations, or breaches or liens that could not reasonably be expected to (1) have a material adverse effect on (x) the business, assets, operations or financial or other condition of Total, when taken as a whole, or (y) the ability of Total to perform its obligations in accordance with the terms of this Agreement or (2) materially impede or delay Total’s performance of its obligations under this Agreement.

Section 11.            Miscellaneous.

(a)            Notices.  Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon SunPower, Total or DOE under this Agreement shall be in writing and delivered by electronic mail, facsimile, hand delivery, overnight courier service or certified mail, return receipt requested, to each party at the address set forth below (or to such other address most recently provided by such party to the other party).  All such notices and communications shall be effective (i) when sent by Federal Express or other overnight service of recognized standing, on the Business Day following the deposit with such service, (ii) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt, (iii) when delivered by hand, upon delivery, and (iv) when faxed or emailed, upon confirmation of receipt.

Total:

Total S.A.
2, place Jean Millier
La Défense 6
92400 Courbevoie
France
Attention:  Olivier Devouassoux, VP Subsidiary Finance Operations
Telephone: +33 1 47 44 45 64
Facsimile: + 33 1 47 44 48 74
Email: olivier.devouassoux@total.com

With a copy to:

Total S.A.
2, place Jean Millier
La Défense 6
92400 Courbevoie
France
Attention:  Christine Souchet, Subsidiary Finance Operations - Gas and Power
Telephone: +33 1 47 44 72 11
Facsimile: +33 1 47 44 47 92
Email: christine.souchet@total.com

With a copy to:

Total S.A.

2, place Jean Millier
La Défense 6
92400 Courbevoie
France
Attention:  Jonathan Marsh, Vice President, Legal Director
Mergers, Acquisitions & Finance
Telephone: +33 (0) 1 47 44 74 70
Facsimile: +33 (0)1 47 44 43 05
Email: jonathan.marsh@total.com

SunPower:

SunPower Corporation
77 Rio Robles
San Jose, CA  95134
Attention:  Dennis Arriola, Executive Vice President and Chief Financial Officer
Telephone:  408-240-5500
Facsimile:  408-240-5404
E-mail:  dennis.arriola@sunpowercorp.com

With a copy to:

SunPower Corporation
77 Rio Robles
San Jose, CA  95134
Attention:  Navneet Govil, Vice President and Treasury
Telephone:  408-457-2655
E-mail:  navneet.govil@sunpowercorp.com

With a copy to:

SunPower Corporation
1414 Harbour Way South
Richmond, CA  94804
Attention:   Christopher Jaap, General Counsel
Telephone:  408-240-5500
Facsimile:  408-240-5404
E-mail:   christopher.jaap@sunpowercorp.com

DOE:

U.S. Department of Energy
Loan Programs Office, Loan Guarantee Program
1000 Independence Avenue, S.W.
Washington, D.C. 20585

Attn: Director, Portfolio Management
Phone: (202) 287-6142
FAX: (202) 287-5816
Email: lpo.portfolio@hq.doe.gov
Re: California Valley Solar Ranch, LGPO Loan #1229

with a copy to the same address (which copy shall not constitute notice) to:

Attn: Chinwe Binitie
Phone: (202) 287-6646
FAX: (202) 287-6949
Email: chinwe.binitie@hq.doe.gov
Re: California Valley Solar Ranch, LGPO Loan #1229

and a copy (which copy shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attn: Harold Moore
E-mail:harold.moore@skadden.com
Phone: (212) 735-3252
FAX: (917) 777-3252
Re: California Valley Solar Ranch

(b)           Nonwaiver.  No failure or delay by any Party in exercising any right hereunder shall operate as a waiver of such right of such Party or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right by such Party or any other Party.

(c)           Amendments and Waivers.  This Agreement may not be amended or modified, nor may any of its terms be waived, except by a written instrument signed by SunPower, Total and DOE.  Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(d)           Assignments.

(i)        Assignment by SunPower.  This Agreement may not be assigned by SunPower without the prior written consent of Total and DOE, which consent may be withheld in Total’s or DOE’s sole discretion.

(ii)       Assignment by Total.  This Agreement may not be assigned by Total without the prior written consent of SunPower and DOE, which, with respect to DOE, may be withheld in DOE’s sole discretion and, with respect to SunPower, may not be unreasonably withheld, conditioned or delayed.

(iii)      Successors and Assigns.  No assignment of this Agreement shall be valid until all of the obligations of the assignor hereunder shall have been assumed by the assignee by written agreement delivered to the other Parties.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

(e)            Partial Invalidity; Reinstatement.  If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(f)            Applicable Law; Jurisdiction; Etc.

(i)             GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(ii)            SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY OTHER PARTY HERETO OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(iii)           WAIVER OF VENUE.  EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 8(f)(ii).  EACH OF THE PARTIES HERETO

HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(iv)           Appointment of Process Agent and Service of Process.  Total hereby appoints CT Corporation System, located on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its agent (the “Process Agent”) to receive services of copies of the summons and complaint and any other process that may be served in any such action or proceeding in the State of New York.  Total shall provide written notice to SunPower and DOE at least ten (10) days prior to any change in address of the Process Agent and, if for any reason CT Corporation System shall cease to act as a Process Agent for Total or shall cease to maintain an office in New York State, Total shall promptly designate a new agent in New York City to act on the terms and for the purposes of this Section 11(f), which Person shall be reasonably satisfactory to SunPower and DOE, and Total shall deliver to SunPower and DOE an agreement with such Process Agent evidencing its designation as such and the payment of any fees related thereto throughout the term hereof.  Service of process on Total under this Agreement may be made by mailing or delivering a copy of any such process to Total in care of the Process Agent at the Process Agent’s above address, and Total hereby irrevocably authorizes and directs the Process Agent to receive such service on its behalf.  As an alternative method of service, Total also irrevocably consents to the service of any and all process in any such action or proceeding by the certified mailing of copies of such process to Total at its then effective notice addresses pursuant to Section 11(a).  Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(v)           WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(f).

(g)           Counterparts and Electronic Signatures.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  The facsimile, email or other electronically delivered signatures of the parties shall be deemed to constitute original signatures, and facsimile or electronic copies hereof shall be deemed to constitute duplicate originals.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Liquidity Support Agreement to be executed as of the day and year first written above.

SUNPOWER CORPORATION

By:	/s/ Thomas H. Werner
Name:	Thomas H. Werner
Title:	Chief Executive Officer

TOTAL S.A.

By:	/s/ Patrick de la Chevardiere
Name:	Patrick de la Chevardiere
Title:	Chief Financial Officer

U.S. DEPARTMENT OF ENERGY

By:	/s/ Francis I. Nwachuku
Name:	Francis I. Nwachuku
Title:	Director, Portfolio Management Division

Signature Page to the Liquidity Support Agreement

Exhibit A

Form of SunPower Quarterly Certificate

To:	Total S.A.
2, place Jean Millier
La Défense 6
92400 Courbevoie
France
Attention:  Olivier Devouassoux, VP Subsidiary Finance Operations
Telephone: +33 1 47 44 45 64
Facsimile: + 33 1 47 44 48 74
Email: olivier.devouassoux@total.com

U.S. Department of Energy
Loan Programs Office, Loan Guarantee Program
1000 Independence Avenue, S.W.
Washington, D.C. 20585
Attention: Director, Portfolio Management
E-mail: lpo.portfolio@hq.doe.gov
Telephone: (202) 287-6738
Facsimile: (202) 287-5816

Date:   ________________

I, __________________, an Authorized Officer of SunPower Corporation (“SunPower”), hereby deliver this report pursuant to Section 2(a) of the Liquidity Support Agreement, dated as of February 28, 2012 (the “Liquidity Support Agreement”), by and among Total S.A., SunPower and DOE, and certify as follows (capitalized terms used and not otherwise defined below have the meanings given them in the Liquidity Support Agreement):

1.	This SunPower Quarterly Certificate is being delivered to Total and DOE within fifteen (15) Business Days after the end of the fiscal quarter ended [ ], 20[ ] (the “Reported Quarter”).

2.
Attached hereto as Schedule I is a statement setting forth, to the best of my knowledge after due inquiry, the amount of (x) SunPower’s unrestricted cash and Cash Equivalents shown on SunPower’s balance sheet (after payment of all Applicable Indebtedness that has come due in the Reported Quarter) plus (y) unused availability under any committed credit arrangement that was available to SunPower to be used for general corporate purposes, as of the last Business Day of the Reported Quarter.

3.
Attached hereto as Schedule II is a statement setting forth, to the best of my knowledge after due inquiry, the projected amount as of the last Business Day of the current fiscal quarter, of (a) SunPower’s unrestricted cash and Cash

Equivalents (after taking into account all obligations, including under Applicable Indebtedness, that are expected to come due in such fiscal quarter and any projected sales for such fiscal quarter) plus (b) unused availability under any committed credit arrangement that will be available to SunPower to be used for general corporate purposes.

4.	[As of the date hereof, no Liquidity Support Event has occurred that has not been cured.]

Sincerely,

[Authorized Officer]
SunPower Corporation

Schedule I to SunPower Quarterly Certificate

Reported Liquidity

Unrestricted Cash and Cash Equivalents	Unused Availability Under Committed Credit Arrangements	Total

Schedule II to SunPower Quarterly Certificate

Projected Liquidity

Unrestricted Cash and Cash Equivalents	Unused Availability Under Committed Credit Arrangements	Total

Source and date of projections: [                                                                                                ]

Exhibit B

Form of Liquidity Injection Certificate

To:                          U.S. Department of Energy
Loan Programs Office, Loan Guarantee Program
1000 Independence Avenue, S.W.
Washington, D.C. 20585
Attention: Director, Portfolio Management
E-mail: lpo.portfolio@hq.doe.gov
Telephone: (202) 287-6738
Facsimile: (202) 287-5816

Date:           ________________

I, __________________, [                                   ] of Total S.A. (“Total”), hereby deliver this report pursuant to Section 3[(f)][(g)] of the Liquidity Support Agreement, dated as of February 28, 2012 (the “Liquidity Support Agreement”), by and among Total, SunPower Corporation and DOE, and certify as follows (capitalized terms used and not otherwise defined below have the meanings given them in the Liquidity Support Agreement):

1.
On [     ], 20[  ], pursuant to Section 3[(c)][(d)][(g)] of the Liquidity Support Agreement, [due to the occurrence of a Liquidity Support Event resulting from [describe Liquidity Support Event],]1 [Total][[name of Acceptable Affiliate (the “Applicable Acceptable Affiliate”], an Acceptable Affiliate of Total] made a Liquidity Injection into SunPower in an aggregate amount equal to $[             ] (the “Current Injection”).

2.	The form of the Current Injection was [description of transaction, e.g., equity, preferred equity, convertible debt, convertible equity, guarantees, etc.].

3.
 The Current Injection has increased SunPower’s Reported Liquidity, as of the date hereof, to $[        ] and SunPower’s Projected Liquidity to $[   ]. [Modify as appropriate to the extent that the amount of the Current Injection has been decreased by application of the $600 million cap.]

4.	After giving effect to the Current Injection, as of the date hereof, the Drawn Support Amount is $[ ] and the Available Support Amount is $[ ].

5.	All agreements relating to the Current Injection are in compliance with all limitations or restrictions on such types of transactions applicable to SunPower.

1 Insert for Liquidity Injections made pursuant to Sections 3(c) or 3(d).

6.
[The Applicable Acceptable Affiliate is not a Prohibited Person, and Total has the power and authority to cause the Applicable Acceptable Affiliate to comply with all restrictions imposed on Acceptable Affiliates under the Liquidity Agreement.]2

7.	[After giving effect to, and as of the date of, the Current Injection, all Liquidity Support Events have been cured (subject to Section 3(e) of the Liquidity Support Agreement).]3

8.
Attached hereto as Exhibit A is a statement from an Authorized Officer of SunPower confirming the amount of the Current Injection[ and that the Current Injection has cured the applicable Liquidity Support Event (subject to the proviso in Section 3(e) of the Liquidity Support Agreement).]4

9.	[Attached hereto as Exhibit B is a copy of the guarantee pursuant to which the Liquidity Injection was effected.] 5

Sincerely,

Title:
Name:

2 Insert to the extent that Total is not providing the Liquidity Injection.

3 Insert for Liquidity Injections made pursuant to Sections 3(c) or 3(d).

4 Insert for Liquidity Injections made pursuant to Sections 3(c) or 3(d).

5 Insert if the form of the Liquidity Injection is a Guarantee.

Exhibit A to Liquidity Injection Certificate

To:	Total S.A.
2, place Jean Millier
La Défense 6
92400 Courbevoie
France
Attention:  Olivier Devouassoux, VP Subsidiary Finance Operations
Telephone: +33 1 47 44 45 64
Facsimile: + 33 1 47 44 48 74
Email: olivier.devouassoux@total.com

U.S. Department of Energy
Loan Programs Office, Loan Guarantee Program
1000 Independence Avenue, S.W.
Washington, D.C. 20585
Attention: Director, Portfolio Management
E-mail: lpo.portfolio@hq.doe.gov
Telephone: (202) 287-6738
Facsimile: (202) 287-5816

Date:    ________________

I, __________________, an Authorized Officer of SunPower Corporation (“SunPower”), hereby deliver this report pursuant to Section 3(f) of the Liquidity Support Agreement, dated as of February 28, 2012 (the “Liquidity Support Agreement”), by and among Total S.A., SunPower and DOE, and certify as follows (capitalized terms used and not otherwise defined below have the meanings given them in the Liquidity Support Agreement):

1.
I have reviewed the Liquidity Injection Certificate of Total, dated [           ], 20[  ], and hereby certify that the amount of the Liquidity Injection and calculation of the Reported Liquidity and Projected Liquidity expressed therein are true and correct.

2.	As of the date hereof, no Liquidity Support Event has occurred that has not been cured.

Sincerely,

[Authorized Officer]
SunPower Corporation

Exhibit C

Form of SunPower Forbearance Certificate

To:	U.S. Department of Energy
Loan Programs Office, Loan Guarantee Program
1000 Independence Avenue, S.W.
Washington, D.C. 20585
Attention: Director, Portfolio Management
E-mail: lpo.portfolio@hq.doe.gov
Telephone: (202) 287-6738
Facsimile: (202) 287-5816

Total S.A.
2, place Jean Millier
La Défense 6
92400 Courbevoie
France
Attention:  Olivier Devouassoux, VP Subsidiary Finance Operations
Telephone: +33 1 47 44 45 64
Facsimile: + 33 1 47 44 48 74
Email: olivier.devouassoux@total.com

Date:    ________________

I, __________________, an Authorized Officer of SunPower Corporation (“SunPower”), hereby certify to the U.S. Department of Energy (“DOE”) and Total S.A. (“Total”) pursuant to Section 2(b) of the Liquidity Support Agreement, dated as of February 28, 2012 (the “Liquidity Support Agreement”), by and among Total, SunPower and DOE, as follows (capitalized terms used and not otherwise defined below have the meanings given them in the Liquidity Support Agreement):

1.	This SunPower Forbearance Certificate is being delivered to DOE and Total in accordance with Section 2(b) of the Liquidity Support Agreement for the week ended [date].

2.	As of [date], SunPower has failed to satisfy one or more financial covenants under [describe Applicable Indebtedness] (the “Applicable Facility”).

3.
As of the date of this SunPower Forbearance Certificate, [(a) SunPower and [insert applicable lender(s) or representative thereof] are diligently working to cure such default under the Applicable Facility and (b) the applicable lender(s) has not accelerated any portion of amounts outstanding under the Applicable Facility or commenced proceedings to foreclose on any collateral securing amounts outstanding under the Applicable Facility] [or] [SunPower has cured the applicable default].

Sincerely,

[Authorized Officer]
SunPower Corporation

Schedule 10(a)(v)

Three securities class action lawsuits were filed against SunPower and certain of its current and former officers and directors in the United States District Court for the Northern District of California on behalf of a class consisting of those who acquired SunPower’s securities from April 17, 2008 through November 16, 2009.  The cases were consolidated as In re SunPower Securities Litigation, Case No. CV-09-5473-RS (N.D. Cal.), and lead plaintiffs and lead counsel were appointed on March 5, 2010.  Lead plaintiffs filed a consolidated complaint on May 28, 2010.  The actions arise from the Audit Committee’s investigation announcement on November 16, 2009 regarding certain unsubstantiated accounting entries.  The consolidated complaint alleges that the defendants made material misstatements and omissions concerning SunPower’s financial results for 2008 and 2009, seeks an unspecified amount of damages, and alleges violations of sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and sections 11 and 15 of the Securities Act of 1933.  SunPower believes it has meritorious defenses to these allegations and will vigorously defend itself in these matters.  The court held a hearing on the defendants’ motions to dismiss the consolidated complaint on November 4, 2010.  The court dismissed the consolidated complaint with leave to amend on March 1, 2011.  An amended complaint was filed on April 18, 2011.  The amended complaint added two former employees as defendants.  Defendants filed motions to dismiss the amended complaint on May 23, 2011.  The motions to dismiss the amended complaint were heard by the court on August 11, 2011.  On December 19, 2011, the court granted in part and denied in part the motions to dismiss, dismissing the claims brought pursuant to sections 11 and 15 of the Securities Act of 1933 and the claims brought against the two newly added former employees.  SunPower is currently unable to determine if the resolution of these matters will have an adverse effect on SunPower’s financial position, liquidity or results of operations.

Derivative actions purporting to be brought on SunPower’s behalf have also been filed in state and federal courts against several of SunPower’s current and former officers and directors based on the same events alleged in the securities class action lawsuits described above.  The California state derivative cases were consolidated as In re SunPower Corp. S'holder Derivative Litig., Lead Case No. 1-09-CV-158522 (Santa Clara Sup. Ct.), and co-lead counsel for plaintiffs have been appointed.  The complaints assert state-law claims for breach of fiduciary duty, abuse of control, unjust enrichment, gross mismanagement, and waste of corporate assets.  Plaintiffs are scheduled to file a consolidated complaint on March 5, 2012.  The federal derivative complaints were consolidated as In re SunPower Corp. S'holder Derivative Litig., Master File No. CV-09-05731-RS (N.D. Cal.), and lead plaintiffs and co-lead counsel were appointed on January 4, 2010.  The federal complaints assert state-law claims for breach of fiduciary duty, waste of corporate assets, and unjust enrichment, and seek an unspecified amount of damages. Plaintiffs filed a consolidated complaint on May 13, 2011, in the Delaware Court of Chancery.  A Delaware state derivative case, Brenner v. Albrecht, et al., C.A. No. 6514-VCP (Del Ch.), was filed on May 23, 2011.  The complaint asserts state-law claims for breach of fiduciary duty and contribution and indemnification, and seeks an unspecified amount of damages.  SunPower intends to oppose all the derivative plaintiffs’ efforts to pursue this litigation on SunPower’s behalf.  Defendants moved to stay or dismiss the Delaware derivative action on July 5, 2011.  The motion to stay was heard by the court on October 27, 2011, and on January 27, 2012 the court granted SunPower’s motion and stayed the case indefinitely subject to plaintiff seeking to lift the stay under specified conditions. SunPower is currently unable to determine if the resolution of these matters will have an adverse effect on SunPower’s financial position, liquidity or results of operations.

SunPower is also a party to various other litigation matters and claims that arise from time to time in the ordinary course of our business.  While SunPower believes that the ultimate outcome of such matters will not have a material adverse effect on it, their outcomes are not determinable and negative outcomes may adversely affect its financial position, liquidity or results of operations.